EXHIBIT 99.3
EXECUTION COPY
AMENDED AND RESTATED
SERVICING AND TAX ALLOCATION AGREEMENT
BETWEEN
BROOKE CORPORATION
BROOKE FRANCHISE CORPORATION
AND
BROOKE CAPITAL CORPORATION
This Amended and Restated Servicing and Tax Allocation Agreement was made and entered into originally as of January 1, 2007 (the “Original Agreement”), and is hereby amended and restated in its entirety as of this 15th day of November, 2007 (the “Agreement”), by and between Brooke Franchise Corporation, a Missouri Corporation (the “BFC “), Brooke Corporation, a Kansas corporation (“BC”), and Brooke Capital Corporation, a Kansas corporation formerly known as First American Capital Corporation (“BCC”).
WHEREAS, BFC is a wholly-owned subsidiary of BC and as of the date hereof, BFC will be merged with and into the BCC (the “Merger”), with BCC being the surviving corporation. The Merger is effective on and as of November 15 2007 (the “Closing Date”).
WHEREAS, BFC and BCC desire to engage BC to provide the Services (as defined below) to the BFC and to BCC, as BFC’s successor, according to the terms and subject to the conditions set forth herein.
WHEREAS, the BCC and BC hereto have entered into a separate Tax Allocation Agreement regarding the allocation of taxes between the consolidated entities as set forth therein.
WHEREAS, the BCC and BC have entered into a separate Licensing Agreement for the purposes of using the name “Brooke” and such trademarks and service marks as are registered by BC with the United State Patent and Trademark Office or claimed by BC and pending registration with such Trademark Office (collectively, such name and marks to be referred to as the “Licensed Marks”) solely in connection with the BFC and BCC ’s operation of their business.
NOW THEREFORE, in consideration of the premises and the agreements, covenants and representations herein contained, the parties hereto agree as follows:
1.
The Services. The Original Agreement is hereby amended and restated in its entirety and replaced by this Agreement except that all amounts incurred and owing prior to the date of this Agreement shall be paid promptly. BCC, as the surviving corporation of the Merger, is being added as a party hereto.

a.
BCC hereby agrees to operate BFC as a separate unincorporated division (“Division”) after the Merger for the purposes of this Agreement. BC and BCC shall use reasonable best efforts to determine in good faith which Services (and payments and reimbursements in respect thereof) relate to the Division and which relate to the other operations of BCC.

b.
BC shall provide to the Division the services described in Exhibit A, Schedule of Services, attached hereto (which services are hereinafter referred to as the “Services”). BC shall have no obligation to perform any services or have any obligations pursuant to this Agreement, except as specifically set forth on Exhibit A, or otherwise specifically set forth in this Agreement. BC shall perform the Services in accordance with its customary standards, policies and procedures in performing similar obligations with respect to similarly situated third parties. BC shall not be required to expand its facilities, incur capital expenses, maintain the employment of any specific personnel or employ additional personnel in order to provide the Services to Company. In providing the Services, BC, as it deems necessary or appropriate in its reasonable discretion, may use its personnel and/or employ the services of third parties for the efficient performance of any of the Services. BC shall notify BCC of any event involving a disruption in the performance of the Services or any possible breach of security potentially affecting information of the Division or its customers or the facilities of the Division.

c.
BCC shall, in a timely manner, take all actions as may be reasonably necessary or desirable to enable or assist BC in the provision of the Services, including, but not limited to, providing necessary information and specific written authorizations, consents and signatures, and BC shall be relieved of its obligations hereunder to the extent that Division’s failure to take any such action renders performance by BC of such obligations unlawful or impracticable.

d.
BC and First American Capital Corporation (the predecessor to BCC) have separately entered into that certain Servicing Agreement dated as of December 8, 2006 (the “BCC Servicing Agreement”). BCC and BC do not intend that this Agreement shall affect, restrict or modify the BCC Servicing Agreement.

e.
It is the intent of the parties that, notwithstanding the foregoing, BC and BCC will work together in good faith to effect an orderly transition of the Services to conform with the services provided under the BCC Servicing Agreement. As such Services (e.g., health care benefits, etc.) are transitioned and effected from BC to BCC, BC shall no longer have the responsibility to provide such Services even if such transition and effectiveness occurs prior to December 31, 2007.

2.	Term. The term of this Agreement has begin on December 8, 2006 and shall terminate on December 31, 2007, subject to the terms and provisions of Section 6 below.

3.	Contract Sum.
a. In consideration of the performance of the Services by BC, BCC shall pay to BC the fees set forth in the Schedule of Fees attached hereto as Exhibit B (the “Contract Sum”) at the times and in accordance with Exhibit B. The Contract Sum shall be the sole compensation due BC in connection with its performance of the Services.

b. BC shall be entitled to reimbursement from BCC and the Division for out-of-pocket expenses incurred in the performance of the Services. BC shall provide to BCC an invoice setting forth any expenses to which it is entitled to reimbursement under this Subsection 3b and payment of the invoice amount due shall be due on or before the 20th calendar day after the date of the invoice.
c. BCC shall be responsible for fees incurred in connection with retaining any third party independent contractors, subcontractors, outside counsel, external accountant or auditors, internal audit consultants, tax consultants and tax preparers, or other third parties in connection with performing the Services. Such fees and expenses of such persons shall be paid directly by the BCC or, at BC’s option, paid by BC and reimbursed by BCC after invoice in accordance with the reimbursement of expense provisions contained in Subsection 3b of this Agreement.
4.	Events of Default by BC. The following shall constitute “BC Events of Default”:
a. failure on the part of BC to observe or perform in any material respect any of the covenants or agreements on the part of BC as set forth in this Agreement which continues for a period of fifteen (15) days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to BC by the BCC (unless such failure is the result of the BCC ’s failure to observe or perform any of its obligations hereunder, in which case BC’s failure shall not constitute an event of default); or
b. a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against BC and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or
c. BC shall consent to the appointment of a trustee, conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to BC or of or relating to all or substantially all of the property of BC; or
d. BC shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any action in furtherance of the foregoing.
5.	Events of Default by the BCC . The following shall constitute “BCC Events of Default”:
a. any failure by the BCC to make any payment required to be made by the BCC to BC within 20 days of the date of invoice date; or

b. any failure on the part of BCC to observe or perform in any material respect any other of the covenants or agreements on the part of BCC as set forth in this Agreement or any governing document by and between BCC and BC for Services which continue for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Division by BC; or
c. a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the BFC and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or
d. BCC shall consent to the appointment of a trustee, conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the BCC or of or relating to all or substantially all of the property of BCC ; or
e. BCC shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any action in furtherance of the foregoing.
6.	Remedies.
(a) Remedies of the BCC . If a BC Event of Default shall occur, BCC (i) may terminate this Agreement by giving thirty (30) days prior written notice to BC, and (ii) shall be entitled to any and all other rights and remedies under law or in equity.
(b) Remedies of BC. If a BCC Event of Default shall occur, BC (i) may terminate this Agreement by giving thirty (30) days prior written notice to the BCC, and (ii) shall be entitled to any and all other rights and remedies under law or in equity.
(c) Payment of Fees Upon Termination. Whether this Agreement is terminated through Section 2 or Section 6, BC shall be entitled to be timely paid any and all fees which remain accrued and unpaid through the final date of the rendering of the Services, including without limitation all amounts owing by BFC prior to the date of this Agreement. In addition, within five (5) business days of any termination, BC will return any of the BCC ‘s materials at the BCC’s expense. The terms and provisions of this Section 6(c) shall survive any termination of this Agreement.
(d) Limitation of Damages. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES. Additionally, the BCC acknowledges that BC is merely providing a service for a fee under this Agreement. Accordingly, BC shall not be liable to BCC under this Agreement under any circumstances for any amounts in excess of any fees paid to BC hereunder. BC MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE SERVICES TO THE DIVISION AND ITS SUBSIDIARIES AND AFFILIATES AND SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. The terms and provisions of this Section 6(d) shall survive any termination of this Agreement.

7.
Notices. No notice or other communication shall be deemed given unless sent in any of the manners, and to the persons, specified in this Section. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon receipt if delivered personally (unless subject to clause (b)) or if mailed by registered or certified mail, (b) at noon on the date after dispatch if sent by overnight courier or (c) upon the completion of transmission (which is confirmed by telephone or by a statement generated by the transmitting machine) if transmitted by telecopy or other means of facsimile which provides immediate or near immediate transmission to compatible equipment in the possession of the recipient, in any case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice):

If to BFC
and BCC:	Brooke Franchise Corporation Brooke Capital Corporation 10950 Grandview Drive, Suite 500 Overland Park, Kansas 66210 Kyle L. Garst, CEO and President Fax: (913) 645-6334

If to BC:	Brooke Corporation 8500 College Boulevard Overland Park, Kansas 66210 Attn: Keith E. Bouchey, CEO and President Fax: (913) 345-9586
8.
Independent Contractor. In its performance and completion of the Services and any of its other duties and obligations under this Agreement, BC shall at all times be deemed to be an independent contractor and nothing in this Agreement shall at any time be construed so as to create the relationship of employer and employee, principal and agent, partnership or joint venture as between BC and BCC . BC shall have the entire charge, control and supervision of its performance of the Services and any of its other duties and obligations under this Agreement, subject to the terms and provisions of this Agreement and Exhibit A hereto. Both parties acknowledge that they shall have no authority to bind the other party to any contractual or other obligation whatsoever.

9.
Indemnity. BC agrees to indemnify, defend and hold harmless BCC and its directors, members, managers, officers and employees from and against any and all loss, liability, claim, damage, cost or expense (including without limitation reasonable legal fees and expenses and all other costs and expenses incurred in investigating, preparing for or defending any proceeding, commenced or threatened, incident to the foregoing or to the enforcement of this Section 9) suffered or incurred by the BCC and arising out of, or in connection with (i) any act or omission of BC or any of its employees, (ii) any breach by BC of any covenant, obligation or representation or warranty (as of the date when made) of BC contained in this Agreement, and/or (iii) any claim by any third party in any way related directly or indirectly to the subject matter of this Agreement unless the claim relating thereto is directly attributable to breach of this Agreement, willful misconduct, bad faith, fraud or negligence of the BCC or any of its directors, members, managers, officers or employees.

BCC hereby agrees to indemnify, defend and hold harmless BC and its directors, members, officers and employees from and against any and all loss, liability, claim, damages, cost or expense (including without limitation reasonable legal fees and expenses and all other costs and expenses incurred in investigating, preparing for or defending any proceeding, commenced or threatened, incident to the foregoing or to the enforcement of this Section 9) suffered or incurred by BC or its directors, members, officers and employees for or on account of or arising out of or in connection with (i) any breach by BCC of any covenant, obligation or representation or warranty (as of the date when made) of the BCC contained in this Agreement, and/or (ii) any claim directly attributable to willful misconduct, bad faith, fraud or negligence of BCC or any of its directors, members, managers, officers or employees.

10.
Confidentiality. Each party (the “Receiving Party”) agrees and acknowledges that, except to the extent permitted herein, all information and data supplied by the other party (the “Disclosing Party”) regarding its matters, systems, procedures, assets or operations shall be held in strict confidence at all times and the Receiving Party will not disclose or otherwise divulge any of such information to any party without the prior written consent of the Disclosing Party. Provided, however, that the Receiving Party shall be authorized to disclose such information (i) to any of its directors, members, officers, employees, representatives, accountants, auditors, attorneys and agents and to any of its affiliates, subsidiaries and parents and any of their respective directors, members, officers, employees, representatives, accountants, auditors, attorneys and agents to the extent any of them have a need to know such information to perform services hereunder and only for such purpose and agree in writing to keep such information confidential (collectively referred to herein as “Receiving Party’s Representatives”); (ii) to any government agency with jurisdiction over the Receiving Party or the Receiving Party’s Representatives or the transaction contemplated herein; (iii) as may be required by law or regulation, judicial or administrative order, ruling or judgment or legal obligation to disclose (which may include, by way of example and not by way of limitation, any discovery or disclosure demands or requirements issued or arising in any judicial or administrative investigation or proceeding); (iv) if it is advised by its counsel that its failure to do so would be unlawful, or (v) if failure to do so would expose the Receiving Party to loss, liability, claim or damage for which it has not been adequately indemnified to its satisfaction. The terms and provisions of this Section 10 shall survive any termination of this Agreement.

11.
Assignability. This Agreement may be assigned by either party hereto to any entity buying substantially all of the assigning party’s assets or ownership interests, provided such entity executes an assumption agreement reasonably acceptable to the non-assigning party.

12.
Governing Law. This Agreement and the respective rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Kansas, without regard to its conflicts of laws provisions.

13.
Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto; provided, however, that, except as set forth in Section 11 above, neither party shall assign this Agreement, or otherwise dispose of all or any portion of its right, title or interest herein, to any person or entity without the prior written consent of the other party. There shall be no third party beneficiaries to this Agreement. This Agreement is not intended to confer on any person other than the parties hereto and their successors and permitted assigns any rights, obligations, remedies or liabilities.

14.
Merger. Any corporation or limited liability company into which either party may be merged or converted or with which it may be consolidated, or any corporation or limited liability company resulting from any merger, conversion or consolidation to which either party shall be a party, or any corporation or limited liability company succeeding to the business of such party shall be successor of such party hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

15.
Severability. If any provision of this Agreement is held to be invalid or unenforceable, then, to the extent that such invalidity or unenforceability shall not deprive either party of any material benefit intended to be provided by this Agreement, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

16.
Jury Trial. The parties hereto hereby knowingly and voluntarily waive any right which either or both of them shall have to receive a trial by jury with respect to any claims, controversies or disputes which shall arise out of this Agreement or the subject matter hereof.

17.
Entire Agreement. This Agreement and the exhibits and schedules attached hereto embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, relating to said subject matter. Any exhibits and schedules to this Agreement are hereby incorporated into this Agreement in their entirety by this reference.

18.
Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which shall together constitute one and the same agreement. The parties hereto agree that facsimile signatures on this Agreement shall be deemed effective as originals by the parties for all purposes.

19.	Headings. The headings of the Sections contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

20.
Waiver. All remedies available to either party for one or more breaches by the other party are and shall be deemed cumulative and may be exercised separately or concurrently without waiver of any other remedies. No party hereto shall be deemed to have waived any right, power or privilege under this Agreement unless such waiver shall have been expressed in a written instrument signed by the waiving party. The failure of any party hereto to enforce any provision of this Agreement shall in no way be construed as a waiver of such provision or a right of such party to thereafter enforce such provision or any other provision of this Agreement.

21.
Construction. Unless the context of this Agreement otherwise clearly requires, (i) references in this Agreement to the plural include the singular, the singular the plural, the masculine the feminine, the feminine the masculine and the part the whole and (ii) the word “or” will not be construed as exclusive and the word “include,” “including” or similar terms shall be construed as if followed by the phrase “without being limited to.”

22.
Dispute Resolution. Any issue, claim or dispute that may arise out of or in connection with this Agreement (including exhibits and addenda) and/or the relationship of the parties and which the parties are not able to resolve themselves by negotiation, shall be submitted to mediation in a manner agreed to by the parties. The parties agree to use mediation to attempt to resolve such issue, claim or dispute prior to filing any arbitration action, lawsuits, complaints, charges or claims. The parties will select an independent mediator agreeable to both parties. The mediator will communicate with the parties to arrange and convene the mediation process that will be most efficient, convenient and effective for both parties. The costs of the mediation and fees of the mediator will be borne equally by the parties. The parties will cooperate with the mediator in coming to a reasonable agreement on the mediation arrangements which will include the time and place for conducting the mediation, who will attend or participate in the mediation and what information and written material will be exchanged before the mediation. The mediation will be conducted in Overland Park, Kansas.

23.
Dispute Resolution: Arbitration. Any issue, claim, dispute or controversy that may arise out of, in connection with or relating to this Agreement (including exhibits and addenda) and/or the relationship of the parties, and which the parties are not able to resolve through mediation, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules. Judgment on the award rendered by the arbitrator(s) may be entered in a court having jurisdiction thereof. The parties agree to use arbitration to resolve any such issue, claim, dispute or controversy in lieu of filing any lawsuits, complaints, charges or claims. The costs of the arbitration and fees of the arbitrator(s) will be borne equally by the parties.

End of agreement; balance of page left blank; signature page follows

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Brooke Franchise Corporation

/s/ Kyle L. Garst

By: Kyle L. Garst Title: CEO & President

Brooke Corporation

/s/ Keith E. Bouchey

By: Keith E. Bouchey Title: CEO & President

Brooke Capital Corporation

/s/ Michael S. Hess

By: Michael S. Hess Title: Vice Chairman
[Signature page to Amended and Restated Servicing and Tax Allocation Agreement]

EXHIBIT A
Schedule of Services
BC shall perform the following services:
Permanent and Confidential Document Management
•	Provide secure facilities for storage of referenced documents

•	Establish procedures for filing and physical security of referenced documents

•	Establish procedures for electronically storing and electronic security of referenced documents
External Audit Services
•	Coordinate audit activities with external auditors

•	Gather and provide information requested by external auditors

•	Facilitate and collaborate work for external auditors

•	Compile audit books in accordance with Audit Minute Book Memorandum
Internal Audit/Internal Control Services
•	Conduct internal audits of the BFC and its systems, procedures, policies and processes

•	Evaluate the adequacy and effectiveness of internal controls

•	Develop and recommend changes in operations, policies, procedures or controls to increase efficiency of operations or to improve safeguards over internal controls

•	Develop and implement audit plans and programs

•	Develop and implement audit procedures

•	Prepare written reports as needed and communicate as necessary

•	Perform audit procedures and prepare work papers documenting the audit procedures performed

•	Review transactions, documents, records, reports, policies and procedures for accuracy and effectiveness and to help ensure that they are followed
Risk Management Services
•	Provide insurance

•	Provide information about insurance policies

•	Analysis of risk identification reports
Transportation services
•	Provide access to Brooke Bus

•	Provide access to Corporate vehicles

•	Coordination of corporate transportation
•	Schedule commercial air travel for the BFC ’s senior management

•	Schedule private air travel for the BFC ’s senior management

•	Schedule lodging, car rental and other related travel expenses for the BFC ’s senior management

•	Monitor travel expenses (including compilation of monthly reports detailing travel expenses for all employees) to assist the BFC ’s management in monitoring travel expenses

•	Monitor employee expense reports
Corporate recruiting assistance
•	Develop advertising and recruitment campaigns for BFC ’s senior management

•	Conduct initial phone screening for BFC Senior Management

•	Prepare post interview communications with prospects who are hired and not hired

•	Track and Measure the effectiveness of recruitment sources and activities

•	Develop and maintain recruitment procedures, forms and tools

•	Prepare recruitment analysis

•	Distribute periodic recruitment analysis, priorities and progress reports

•	Manage, coordinate and attend career fairs

•	Manage, coordinate and develop Brooke careers website

•	Conduct internal postings as requested

•	Develop and maintain relationship with CareerBuilder.com, Monsterjobs.com, HotJobs.com, etc.
Training services
•	Provide instructors and materials for academy training
•	HR instruction

•	Compliance instruction
Facilities Services
•	Track fixed assets for the BFC
Transaction services
•	Provide advice on franchise termination and rehabilitation issues

•	Provide consultation with respect to “Hot Spots”

•	Provide legal counsel to BFC on transaction related matters

•	Assist with problem resolution (including post transaction, franchise agent and other issues)

•	Provide counsel on franchise sales compliance

•	Assist with dispute resolution and litigation relating to franchisees, sellers, lending
Corporate/Regulatory Services
•	Assist with dispute resolution and manage litigation relating to employment, general corporate matters

•	Conduct errors and omissions training seminars

•	Prepare Newsletters and other communiqués regarding errors and omissions

•	Provide corporate governance advice and compliance services

•	Assist in the development and maintenance of corporate policies

•	Assist with problem resolution (other than post transaction and franchisee issues)

•	Prepare and/or assist in preparation of communications to the franchisee force

•	Handle general corporate matters

•	Coordinate SEC filings (Registrations statements, proxy statements, 10K, 10Q, 8K, Forms 3, 4 and 5, etc.)

•	Coordinate responses to consumer and regulatory complaints and investigations
•	Set up claim file for each incident

•	Investigate all complaints, prepare and submit response
•	Set up E&O file if appropriate
•	Investigate and respond to regulatory investigations

•	Create and furnish all forms required for claims administration and management

•	Obtain or create a chronological summary of complaints or matter investigated and actions taken

•	Respond to, settle or resist or controvert all complaints and/or investigations

•	Supervise litigation and other proceedings involving complaints and investigations

•	Participate in mediations and alternative dispute resolutions

•	Maintain in accordance with a records retention policy complaint and investigation files

•	Issue checks in payment of complaints and associates costs and expenses

•	Maintain a detailed check register

•	Track complaint and investigation activities

•	Prepare complaint and investigation activity reports

•	Prepare settlement and other documents as needed

•	Monitor complaint and investigatory activities and institute rehabilitation measures as deemed necessary

•	Seek to identify and report to the BFC and its regulators any fraudulent or suspect activity, as deemed advisable

•	Select and retain adjusters and other professionals to assist in complaints and investigations; monitor performance and costs of such professionals; initiate payment of such professionals

•	Invoice the BFC to recover amounts paid in connection with complaints and investigations (see also errors and omissions claims handling)

•	Prepare complaint and investigation related reports on a monthly basis which may include:
•	Franchisee number

•	Customer name

•	Customer number

•	Region

•	Location

•	Complaint received

•	Type of complaint/investigation

•	Description of incident

•	Associated payments

•	Description of resolution
•	Coordinate corporate and franchise agent licensing
•	Complete, submit, track and follow-up on licensing and application forms

•	Review agent license forms

•	Order and report on background investigations of franchisees

•	Maintain license compliance database

•	Coordinate and submit surplus lines filings

•	Communicate with franchisees and their staff regarding licensing issues

•	Communicate with regional office staff on licensing issues
•	Complete, submit, track and follow-up on foreign authority and assumed named applications

•	Complete, submit, track and follow-up on annual report filings

•	Oversee corporate compliance with respect to BFC operations

•	Manage and oversee errors and omissions activities
•	Process claims
•	Set up claim file for each incident

•	Determine coverage with respect to each claim and refer to supplier for final determination of claims as necessary

•	Investigate all claims and recommend the amount of loss and expense reserve to establish

•	Furnish all claims forms required for claims administration and management

•	Obtain or create a chronological summary of claim background and claims actions taken

•	Adjust, settle or resist or controvert all claims within discretionary authority

•	With errors and omissions supplier approval, adjust, settle or resist or controvert claims outside discretionary authority

•	Supervise litigation and other proceedings involving errors and omissions

•	Participate in mediations

•	Maintain in accordance with a records retention policy errors and omissions files

•	Issue checks in payment of claims and associates costs and expenses

•	Maintain a detailed check register

•	Track errors and omissions claims activities

•	Prepare errors and omissions claims activity reports

•	Prepare settlement and other errors and omissions documents as needed

•	Monitor claims activities and institute rehabilitation measures as deemed necessary

•	Seek to identify and report to the BFC any fraudulent or suspect activity

•	Select and retain adjusters and other professionals to assist in errors and omissions claims; monitor performance and costs of such professionals; initiate payment of such professionals

•	Invoice the BFC to recover deductible

•	Prepare claims related reports on a monthly basis which may include:
•	Franchisee number

•	Customer name

•	Customer number

•	Region

•	Location

•	Claim report date

•	Type of claim

•	Description of incident

•	Associated payments

•	Description of resolution
•	Prepare reports as required by errors and omissions suppliers, MGA’s, reinsurers

•	Provide status reports as requested to the BFC with respect to errors and omissions activities

•	Invoice the BFC for premiums associated with new franchisees

•	Administer and reconcile deductible fund
•	Assist with corporate governance
•	Subsidiary secretaries

•	Maintain corporate books and records

•	Assist with internal controls
•	Intellectual property assistance
•	Seek and maintain service and trade marks

•	Seek and maintain patents
IT support services
•	Provide corporate computer support

•	Develop, coordinate and maintain IT systems

•	Develop, coordinate and maintain IT security systems

•	Develop, coordinate and maintain backup information systems

•	Provide platform for and maintenance of document management

•	Provide platform for and maintenance of personal management

•	Assist in data collection and maintenance

•	Provide database maintenance

•	Generate reports from information systems as requested

•	Order corporate computers, other hardware and software to optimize purchasing power

•	Track corporate computers, other hardware and software

•	Provide IT consultation on an as needed basis

•	IT analysis and maintenance
•	Monitor server needs and provide upgrades as needed or requested
•	Analyze Software needs and provides upgrades as needed or requested

•	Develop, coordinate and maintain programs for Brooke Management System

•	Assist in training personnel on information systems
Human resources services
•	Provide experienced personnel to assist in BFC operations

•	Assist in employee relations and retention

•	Provide manager counseling and advisory services

•	Conduct employee investigations

•	Maintain personnel files

•	Assist in the design and implementation of human resources policies and procedures

•	Monitor changes in employment practices laws

•	Implement practices to reduce EPL exposures

•	Investigate and work to resolve employee relation issues and complaints

•	Conduct onsite and remote employee training

•	Conduct employee orientation

•	Consult with managers regarding personnel issues

•	Design and conduct management training with respect to employment practices issues

•	Assist in recruitment process (e.g. design and review recruitment advertising, design and review applications, assist in interview design and process, conduct reference checks)

•	Assist in evaluation and discipline process

•	Assist in termination process (e.g. exit interviews, pre and post termination consultations with management);

•	Manage and assist in preparation of job descriptions

•	Assist in ensuring compliance with applicable laws

•	Coordinate third party training

•	Assist in preparation of employment agreements and forms

•	Assist in transitioning of new sales and service centers

•	Provide benefit administration and communication

•	Assist in the design and selection of benefit packages and providers

•	Conduct salary surveys

•	Manage performance evaluation process

•	Manage FMLA and leave of absences policies and procedures

•	Provide workers compensation administration and OSHA reporting

•	Prepare and provide HR inspection reports
•	Inspect the BFC ’s human resources operations

•	Report the findings of such inspection

•	Make recommendations regarding such operations

•	Prepare a written report of such recommendations

•	Provide samples of documents, policies and procedures for reference
Payroll Accounting
•	Payroll processing

•	Solve problems concerning payroll and enforce payroll policies.

•	Compile payroll data such as garnishments, vacation time, insurance and 401(k) deductions.

•	Administer time and attendance system for accuracy and completeness

•	Process weekly transfer of payroll data to ADP

•	Provide applicable state and federal wage and hour compliance services

•	Prepare reports for management (gross payroll, hours worked, vacation accrual, tax deductions, benefit deductions, etc.)

•	Provide access to payroll service provider

•	Respond to employee questions

•	Process payroll deductions

•	Determine if vendor charges for benefits are accurate

Cash Management services
•	Provide daily cash management

•	Analyze cash needs and inform BFC accordingly

•	Prepare quarterly cash reports for BFC and its auditors

•	Prepare monthly bank reconciliations for BFC ’s operating bank accounts

•	Balance cash accounts to the general ledger
•	Review check requests for accuracy and issue checks

•	Submit ACH file to Bank for franchisee settlements

•	Reconcile weekly bank statements and balance to the general ledger

•	Send ACH file to Bank withdrawing funds from the Receipts Trust Account

EXHIBIT B
Schedule of Fees
BCC, on behalf of the Division, shall pay the following fees to BC:
The Contract Sum under the Original Agreement was an annual fee of $4.8 Million payable in 12 equal monthly installments. For any portion of the Contract Sum that was incurred but not paid prior to the Closing Date, BCC shall pay such portion to BC including for any partial months.
The Contract Sum from and after the Closing Date shall be zero dollars. BCC shall remain responsible and liable for all expenses and amounts set forth in sections 3b and 3c of this Agreement.